Exhibit 99.1

Five9 Reports Record Full Year 2024 Revenue of $1 Billion
Q4 Subscription Revenue Growth of 19%
Q4 Total Revenue Growth of 17%
Q4 Record Operating Cash Flow of $50 Million
SAN RAMON, Calif. - February 20, 2025 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Financial Results
•Revenue for the fourth quarter of 2024 increased 17% to a record $278.7 million, compared to $239.1 million for the fourth quarter of 2023.
•GAAP gross margin was 56.0% for the fourth quarter of 2024, compared to 52.9% for the fourth quarter of 2023.
•Adjusted gross margin was 63.5% for the fourth quarter of 2024, compared to 61.3% for the fourth quarter of 2023.
•GAAP net income for the fourth quarter of 2024 was $11.6 million, or 4.2% of revenue and $0.13 per diluted share, compared to GAAP net loss of $(12.4) million, or (5.2)% of revenue and $(0.17) per basic share, for the fourth quarter of 2023.
•Non-GAAP net income for the fourth quarter of 2024 was $60.3 million, or 21.6% of revenue and $0.79 per diluted share, compared to non-GAAP net income of $45.1 million, or 18.9% of revenue and $0.61 per diluted share, for the fourth quarter of 2023.
•Adjusted EBITDA for the fourth quarter of 2024 was $64.3 million, or 23.1% of revenue, compared to $48.3 million, or 20.2% of revenue, for the fourth quarter of 2023.
•GAAP operating cash flow for the fourth quarter of 2024 was $49.8 million, compared to GAAP operating cash flow of $36.5 million for the fourth quarter of 2023.

2024 Financial Results
•Total revenue for 2024 increased 14% to a record $1,041.9 million, compared to $910.5 million in 2023.
•GAAP gross margin was 54.2% for 2024, compared to 52.5% in 2023.

•Adjusted gross margin was 61.7% for 2024, compared to 61.0% in 2023.
•GAAP net loss for 2024 was $(12.8) million, or (1.2)% of revenue and $(0.17) per basic share, compared to GAAP net loss of $(81.8) million, or (9.0)% of revenue and $(1.13) per basic share, in 2023.
•Non-GAAP net income for 2024 was $185.3 million, or 17.8% of revenue and $2.47 per diluted share, compared to non-GAAP net income of $149.9 million, or 16.5% of revenue and $2.05 per diluted share, in 2023.
•Adjusted EBITDA for 2024 was $196.0 million, or 18.8% of revenue, compared to $166.3 million, or 18.3% of revenue, in 2023.
•GAAP operating cash flow for 2024 was $143.2 million, compared to GAAP operating cash flow of $128.8 million, in 2023.

“We are very pleased to report strong year end results, with 2024 annual revenue exceeding $1 billion. Fourth quarter revenue growth accelerated to 17%, driven by our subscription revenue growing 19%. We reached an all-time record adjusted EBITDA margin of 23%, helping drive our highest ever quarterly operating cash flow of $50 million. Throughout the year, we extended our leadership position in AI by further enhancing our AI-powered platform to deliver the New CX. Our record results and strong traction in our AI business continue to demonstrate the power of our platform in enabling brands to elevate their CX in this rapidly evolving world of AI as evidenced by our Enterprise AI revenue growing 46% YoY in the fourth quarter. We believe we are well positioned with our AI-powered platform and trusted AI experts to continue driving durable long-term growth and look forward to building on our momentum in 2025.”

- Mike Burkland, Chairman and CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing impact of macroeconomic challenges.
•For the full year 2025, Five9 expects to report:
•Revenue in the range of $1.140 to $1.144 billion.
•GAAP net income per share in the range of $0.09 to $0.16, assuming diluted shares outstanding of approximately 90.0 million.
•Non-GAAP net income per share in the range of $2.58 to $2.62, assuming diluted shares outstanding of approximately 77.3 million.
•For the first quarter of 2025, Five9 expects to report:
•Revenue in the range of $271.5 to $272.5 million.
•GAAP net loss per share in the range of $(0.15) to $(0.09), assuming basic shares outstanding of approximately 76.0 million.

•Non-GAAP net income per share in the range of $0.47 to $0.49, assuming diluted shares outstanding of approximately 76.8 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Loss to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its fourth quarter 2024 results today, February 20, 2025, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases and costs related to a reduction in force plan. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, gain on early extinguishment of debt, interest income and other, exit costs related to closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, impairment charge related to closure of operating lease facilities, lease amortization for finance leases, costs related to a reduction in force plan and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, and acquisition related transaction costs and one-time integration costs, and costs related to a reduction in force plan. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, gain on early extinguishment of debt, impairment charge of an equity investment, impairment charge related to closure of operating lease facilities, costs related to a reduction in force plan, and tax benefit associated with an acquired company. For the periods presented, these adjustments from GAAP net loss to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding Five9’s AI platform and its market position and expected impact on the Company's growth, Five9's market opportunity and growth prospect, and the first quarter and full year 2025 financial projections and expectations set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic challenges, including continued inflation, uncertainty regarding consumer spending, high interest rates, fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflicts in the Middle East, and other factors, may continue to harm our business; (ii) if we are unable to attract new customers or sell additional services and functionality to our existing customers, our revenue and revenue growth will be harmed; (iii) if our existing customers terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our customer base; (iv) because a significant percentage of our revenue is derived from existing customers, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing customers may experience service outages, our new customers may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) as AI solutions will likely perform an increasing proportion of contact center interactions, if we are unable to replace decreases in subscription revenue from licenses with revenue from the sale of additional AI solutions, our revenue, results of operations and business will be harmed; (vii) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (viii) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (ix) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (x) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be harmed; (xi) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (xii) failure to adequately retain and expand our sales force will impede our growth; (xiii) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (xiv) the use of AI by our workforce may present risks to our business; (xv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xvi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xviii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xix) security breaches, cybersecurity incidents, and improper access to, use of, or disclosure of our data or our customers’ data, or other cyber-attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xx) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in liabilities from the acquired company, additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xxi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxii) we rely on third-party telecommunications and internet service providers to provide our customers and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose customers and subject us to claims for credits or damages, among other things; (xxiii) we have a history of losses and we may be unable to achieve or sustain profitability; (xxiv) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxvi) failure to comply with laws and regulations could harm our business and our reputation; (xxvii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxviii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$362,546	$143,201
Marketable investments	643,410	587,096
Accounts receivable, net	115,172	97,424
Prepaid expenses and other current assets	50,840	34,622
Deferred contract acquisition costs, net	76,600	61,711
Total current assets	1,248,568	924,054
Property and equipment, net	144,888	108,572
Operating lease right-of-use assets	38,880	38,873
Finance lease right-of-use assets	19,269	4,564
Intangible assets, net	65,632	38,323
Goodwill	365,436	227,412
Other assets	13,384	16,199
Deferred contract acquisition costs, net — less current portion	155,157	136,571
Total assets	$2,051,214	$1,494,568
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,282	$24,399
Accrued and other current liabilities	83,720	62,131
Operating lease liabilities	11,258	10,731
Finance lease liabilities	7,768	1,767
Deferred revenue	79,173	68,187
Convertible senior notes	433,490	—
Total current liabilities	641,691	167,215
Convertible senior notes - less current portion	731,855	742,125
Operating lease liabilities — less current portion	37,071	36,378
Finance lease liabilities — less current portion	11,688	2,877
Other long-term liabilities	6,717	7,888
Total liabilities	1,429,022	956,483
Stockholders’ equity:
Common stock	76	73
Additional paid-in capital	1,039,125	942,280
Accumulated other comprehensive income	636	582
Accumulated deficit	(417,645)	(404,850)
Total stockholders’ equity	622,192	538,085
Total liabilities and stockholders’ equity	$2,051,214	$1,494,568

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Revenue	$278,660	$239,062	$1,041,938	$910,488
Cost of revenue	122,663	112,493	477,540	432,690
Gross profit	155,997	126,569	564,398	477,798
Operating expenses:
Research and development	41,480	38,873	166,197	156,582
Sales and marketing	73,898	72,956	311,954	296,713
General and administrative	36,439	33,338	137,550	123,079
Total operating expenses	151,817	145,167	615,701	576,374
Income (loss) from operations	4,180	(18,598)	(51,303)	(98,576)
Other income (expense), net:
Interest expense	(4,271)	(1,963)	(14,812)	(7,646)
Gain on early extinguishment of debt	—	—	6,615	—
Interest income and other	11,242	8,322	46,745	26,799
Total other income (expense), net	6,971	6,359	38,548	19,153
Income (loss) before income taxes	11,151	(12,239)	(12,755)	(79,423)
(Benefit from) provision for income taxes	(426)	119	40	2,341
Net income (loss)	$11,577	$(12,358)	$(12,795)	$(81,764)
Net income (loss) per share:
Basic	$0.15	$(0.17)	$(0.17)	$(1.13)
Diluted	$0.13	$(0.17)	$(0.17)	$(1.13)
Shares used in computing net income (loss) per share:
Basic	75,430	72,926	74,503	72,048
Diluted	88,645	72,926	74,503	72,048

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net loss	$(12,795)	$(81,764)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	52,905	48,515
Reduction in the carrying amount of right-of-use assets	15,358	12,642
Amortization of deferred contract acquisition costs	71,483	55,384
Accretion of discount on marketable investments	(20,818)	(11,351)
Provision for credit losses	1,150	989
Stock-based compensation	166,315	206,292
Amortization of discount and issuance costs on convertible senior notes	5,478	3,749
Gain on early extinguishment of debt	(6,615)	—
Impairment charge of an equity investment	1,250	—
Impairment charge related to closure of operating lease facilities	2,202	—
Interest on finance lease obligations	264	150
Deferred taxes - excluding tax benefit from acquisition	647	53
Deferred taxes - tax benefit from acquisition	(5,482)	—
Other	(1,051)	657
Changes in operating assets and liabilities:
Accounts receivable	(14,645)	(9,844)
Prepaid expenses and other current assets	(12,148)	(3,532)
Deferred contract acquisition costs	(104,957)	(91,544)
Other assets	3,115	(3,988)
Accounts payable	1,057	2,932
Accrued and other current liabilities	2,839	(9,274)
Deferred revenue	(425)	4,958
Other liabilities	(1,959)	3,814
Net cash provided by operating activities	143,168	128,838
Cash flows from investing activities:
Purchases of marketable investments	(1,289,357)	(795,002)
Proceeds from sales of marketable investments	122,138	1,211
Proceeds from maturities of marketable investments	1,132,332	655,588
Purchases of property and equipment	(42,388)	(31,234)
Capitalization of software development costs	(22,223)	(9,537)
Cash paid to acquire Acqueon Inc.	(167,151)	—
Cash settlement to acquire Aceyus, Inc.	99	(80,588)
Net cash used in investing activities	(266,550)	(259,562)
Cash flows from financing activities:
Proceeds from issuance of 2029 convertible senior notes	731,055	—
Payment of debt issuance costs	(2,212)	—
Payments for capped call transactions associated with the 2029 convertible senior notes	(93,438)	—
Repurchase of a portion of 2025 convertible senior notes	(304,485)	—
Repayment of outstanding 2023 convertible senior notes at maturity	—	(169)
Cash received from the settlement at maturity of the outstanding capped calls associated with the 2023 convertible senior notes	—	74,453
Cash received from partial termination of capped calls associated with the 2025 convertible senior notes	539	—
Proceeds from exercise of common stock options	481	9,127
Proceeds from sale of common stock under ESPP	14,797	15,927
Payment of employee taxes related to vested RSUs	—	(3,270)
Payment of holdback related to acquisition	—	(500)
Payments of finance leases	(4,012)	(989)
Net cash provided by financing activities	342,725	94,579
Net increase (decrease) in cash and cash equivalents	219,343	(36,145)
Cash, cash equivalents and restricted cash:
Beginning of period	144,842	180,987
End of period	$364,185	$144,842

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

GAAP gross profit	$155,997	$126,569	$564,398	$477,798
GAAP gross margin	56.0%	52.9%	54.2%	52.5%
Non-GAAP adjustments:
Depreciation	7,988	7,162	29,944	26,540
Intangibles amortization	4,099	3,146	12,591	12,019
Stock-based compensation	6,921	9,182	29,825	38,259
Exit costs related to closure and relocation of Russian operations	—	12	—	105
Acquisition and related transaction costs and one-time integration costs	40	—	259	34
Lease amortization for finance leases	1,802	449	3,609	941
Costs related to a reduction in force plan	—	—	2,115	—
Adjusted gross profit	$176,847	$146,520	$642,741	$555,696
Adjusted gross margin	63.5%	61.3%	61.7%	61.0%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

GAAP net income (loss)	$11,577	$(12,358)	$(12,795)	$(81,764)
Non-GAAP adjustments:
Depreciation and amortization	14,640	12,962	52,905	48,515
Stock-based compensation	38,443	49,571	166,315	206,292
Interest expense	4,271	1,963	14,812	7,646
Gain on early extinguishment of debt	—	—	(6,615)	—
Interest income and other	(11,242)	(8,322)	(46,745)	(26,799)
Exit costs related to closure and relocation of Russian operations	—	243	78	2,313
Acquisition related transaction costs and one-time integration costs	2,797	3,670	12,303	6,780
Impairment charges related to closure of operating lease facilities	2,202	—	2,202	—
Lease amortization for finance leases	1,994	449	3,857	941
Costs related to a reduction in force plan	—	—	9,625	—
(Benefit from) provision for income taxes(1)	(426)	119	40	2,341
Adjusted EBITDA	$64,256	$48,297	$195,982	$166,265
Adjusted EBITDA as % of revenue	23.1%	20.2%	18.8%	18.3%
(1) Non-GAAP adjustments do not have an impact on our federal income tax provision due to past non-GAAP losses, and state taxes are immaterial.

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Loss from operations	$4,180	$(18,598)	$(51,303)	$(98,576)
Non-GAAP adjustments:
Stock-based compensation	38,443	49,571	166,315	206,292
Intangibles amortization	4,099	3,146	12,591	12,019
Exit costs related to closure and relocation of Russian operations	—	243	78	2,313
Acquisition and related transaction costs and one-time integration costs	2,797	3,670	12,303	6,780
Costs related to reduction in force plan	—	—	9,625	—
Non-GAAP operating income	$49,519	$38,032	$149,609	$128,828

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

GAAP net income (loss)	$11,577	$(12,358)	$(12,795)	$(81,764)
Non-GAAP adjustments:
Stock-based compensation	38,443	49,571	166,315	206,292
Intangibles amortization	4,099	3,146	12,591	12,019
Amortization of discount and issuance costs on convertible senior notes	1,487	956	5,478	3,749
Gain on early extinguishment of debt	—	—	(6,615)	—
Exit costs related to closure and relocation of Russian operations	296	91	452	2,796
Acquisition and related transaction costs and one-time integration costs	2,797	3,670	12,303	6,780
Impairment charge of an equity investment	—	—	1,250	—
Impairment charge related to closure of operating lease facilities	2,202	—	2,202	—
Costs related to a reduction in force plan	—	—	9,625	—
Tax benefit associated with an acquired company	(650)	—	(5,482)	—
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$60,251	$45,076	$185,324	$149,872
GAAP net income (loss) per share:
Basic	$0.15	$(0.17)	$(0.17)	$(1.13)
Diluted	$0.13	$(0.17)	$(0.17)	$(1.13)
Non-GAAP net income per share:
Basic	$0.80	$0.62	$2.49	$2.08
Diluted	$0.79	$0.61	$2.47	$2.05
Shares used in computing GAAP net income (loss) per share:
Basic	75,430	72,926	74,503	72,048
Diluted	88,645	72,926	74,503	72,048
Shares used in computing non-GAAP net income per share:
Basic	75,430	72,926	74,503	72,048
Diluted	75,999	73,785	75,060	73,011

(1)Non-GAAP adjustments do not have an impact on our federal income tax provision due to past non-GAAP losses, and state taxes are immaterial.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2024			December 31, 2023
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$6,921	$7,988	$4,099	$9,182	$7,162	$3,146
Research and development	8,259	620	—	12,055	1,012	—
Sales and marketing	10,880	38	—	15,389	27	—
General and administrative	12,383	1,895	—	12,945	1,615	—
Total	$38,443	$10,541	$4,099	$49,571	$9,816	$3,146

	Twelve Months Ended
	December 31, 2024			December 31, 2023
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$29,825	$29,944	$12,591	$38,259	$26,540	$12,019
Research and development	37,260	2,972	—	50,430	3,583	—
Sales and marketing	51,214	123	—	66,229	65	—
General and administrative	48,016	7,275	—	51,374	6,308	—
Total	$166,315	$40,314	$12,591	$206,292	$36,496	$12,019

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	March 31, 2025		December 31, 2025
	Low	High	Low	High

GAAP net (loss) income	$(11,071)	$(6,535)	$8,381	$14,473
Non-GAAP adjustments:
Stock-based compensation(2)	40,448	38,448	166,902	164,902
Intangibles amortization	2,643	2,643	10,570	10,570
Amortization of discount and issuance costs on convertible senior notes	1,405	1,405	4,543	4,543
Acquisition and related transaction costs and one-time integration costs(3)	2,671	1,671	9,023	8,023
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$36,096	$37,632	$199,419	$202,511
GAAP net (loss) income per share:
Basic	$(0.15)	$(0.09)	$0.11	$0.19
Diluted	$(0.15)	$(0.09)	$0.09	$0.16
Non-GAAP net income per share:
Basic	$0.47	$0.50	$2.61	$2.65
Diluted	$0.47	$0.49	$2.58	$2.62
Shares used in computing GAAP net (loss) income per share:
Basic	76,000	76,000	76,500	76,500
Diluted	76,000	76,000	90,000	90,000
Shares used in computing non-GAAP net income per share:
Basic	76,000	76,000	76,500	76,500
Diluted	76,800	76,800	77,300	77,300

(1)Represents guidance discussed on February 20, 2025. Reader shall not construe presentation of this information after February 20, 2025 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have an impact on our federal income tax provision due to past non-GAAP losses, and state taxes are immaterial.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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